Mentor Graphics Reports Annual and Fiscal Fourth Quarter Results

WILSONVILLE, OR -- (Marketwire - March 04, 2010) - Mentor Graphics Corporation (NASDAQ: MENT) today announced results for the fiscal fourth quarter and full year ending January 31, 2010. For the full year, the company reported revenues of $802.7 million, up 2% from fiscal 2009, non-GAAP earnings per share more than doubling to $.47, and a GAAP loss per share of $.23, down from a loss per share of $.99 the prior year. For the fiscal fourth quarter, the company reported revenues of $237.1 million, non-GAAP earnings per share of $.30, and GAAP earnings per share of $.39.

"The electronics industry recovery seems to be well underway, and we are increasingly optimistic about the business environment in the coming year," said Walden C. Rhines, CEO and chairman of Mentor Graphics. "The company's focus on its product segments with number one market share, as well as investments in new product categories, continue to show strong results, as the average dollar value of renewals in the top ten contracts in the fiscal fourth quarter grew 25% over the prior contract values."

During the quarter, the company extended its Catapult® C Synthesis product to support the SystemC design language, allowing designers a richer set of choices in doing system level design. The company also launched its Tessent™ YieldInsight™ product, which allows customers to use integrated circuit production fault data to understand where those faults are physically located on the chip, thus allowing them to be corrected.

"Our strong emphasis on cost controls throughout fiscal 2010 has positioned us well," said Gregory K. Hinckley, president of Mentor Graphics. "An improving currency environment, good performance in our new and emerging product segment and recovery in our base business all point to a better year in fiscal 2011."

Outlook

For the fiscal first quarter ending April 30, 2010, the company expects revenues of approximately $180 million and break-even to a loss per share of $.05, on both a GAAP and non-GAAP basis.

For the full year fiscal 2011, ending January 31, 2011, the company expects revenues to grow around 5%.

Fiscal Year Definition

Mentor Graphics fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Adoption of Accounting Guidance for Convertible Debt

During the first quarter of fiscal 2010, Mentor Graphics adopted the Financial Accounting Standard Board's (FASB) new accounting guidance for accounting for convertible debt instruments that may be settled in cash upon conversion. This new guidance requires retroactive application to all prior periods reported. Accordingly, we have adjusted the applicable prior period balance sheets, statements of operations (including net income (loss) per share), and statements of cash flows to reflect the adjusted balance of the convertible notes and related items, and to record the amortization of the discount on the convertible notes as a non-cash interest expense. A reconciliation of our adjusted Consolidated Balance Sheets as of January 31, 2009, our adjusted Consolidated Statements of Operations, and our adjusted Consolidated Statements of Cash Flows for the three and twelve months ended January 31, 2009 prior to the adoption of the new accounting guidance is included with this release. Interest expense associated with the adoption of the guidance was $632 thousand for the three months ended January 31, 2009 and $2,450 thousand for the twelve months ended January 31, 2009. There was no impact to cash flows from operations.

Discussion of Non-GAAP Financial Measures

Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income (loss), and earnings (loss) per share which we refer to as non-GAAP gross margin, operating margin, net income (loss) and earnings (loss) per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, in-process research and development, special charges, equity plan-related compensation expenses and charges, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount on convertible debt, impairment of long-lived assets, impairment of cost method investments, and the equity in income or losses of unconsolidated entities, which management does not consider reflective of our core operating business.

Identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships, and employment agreements. In-process research and development charges generally represent products in development that had not reached technological feasibility at the time of acquisition. Special charges primarily consist of costs incurred for employee terminations due to a reduction of personnel resources driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, asset-related charges, post-acquisition rebalance costs and restructuring costs, including severance and benefits. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional tax expense or benefit that we would accrue using a normalized effective tax rate applied to the non-GAAP results.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

--  Amortization charges for our intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.

--  Prior to adopting the FASB's authoritative guidance on business combinations in February 2009, in-process research and development was expensed upon acquisition. These charges are largely disregarded as acquisition decisions are made since they often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.

--  Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are not ordinarily included in our annual operating plan and related budget due the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.

--  We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that we use in evaluating core operations in any given period. Management also believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense.

--  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs is not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount on convertible debt to be a direct cost of operations. We also believe this presentation is more useful to investors in comparing our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude such items.

--  Impairment of cost method investments can occur when the fair value of the investment is less than its cost. This can occur when there is a significant deterioration in the investee's earnings performance, significant adverse changes in the general market conditions of the industry in which the investee operates, or indications that the investee may no longer be able to conduct business. These charges are inconsistent in amount and frequency. We therefore consider our operating results without these charges when evaluating our core performance.

--  Equity in income or losses of unconsolidated subsidiaries represents the net income (losses) in an investment accounted for under the equity method. The amounts represent our equity in the net income
    (losses) of a common stock investment. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded as we do not control the results of operations for these investments and management does not consider this activity a part of our core operating performance.

--  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which we operate.
    This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the fiscal year ended January 31, 2010 is (11%). The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

Non-GAAP gross margin, operating margin, and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income (loss) has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

--  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.

--  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our businesses to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.

--  We perform impairment analyses on cost method investments when triggering events occur and adjust the carrying value of assets when we determine it to be necessary. Impairment charges could therefore be incurred in any period.

--  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.

--  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.

--  Other companies, including other companies in our industry, calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $800 million and employs approximately 4,425 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics and Catapult are registered trademarks and Tessent and YieldInsight are trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Statements in this press release regarding the company's guidance for future periods constitute "forward-looking" statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) reductions in the spending on the company's products and services by its customers due to the current worldwide downturn, and the company's ability to appropriately reduce its expenses in response; (ii) the company's ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices; (iv) effects of the increasing volatility of foreign currency fluctuations on the company's business and operating results; (v) changes in accounting or reporting rules or interpretations; (vi) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices; (vii) effects of unanticipated shifts in product mix on gross margin; and (viii) effects of customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company's quarterly results of operations, all as may be discussed in more detail under the heading "Risk Factors" in the company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

                       MENTOR GRAPHICS CORPORATION
              UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except earnings per share data)

                                 Three Months Ended   Twelve Months Ended
                                    January 31,           January 31,
                                --------------------  --------------------
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
Revenues:
    System and software         $ 153,847  $ 157,566  $ 479,493  $ 447,551
    Service and support            83,288     85,072    323,234    341,550
                                ---------  ---------  ---------  ---------
        Total revenues            237,135    242,638    802,727    789,101
                                ---------  ---------  ---------  ---------
Cost of revenues: (1)
    System and software             5,226      4,583     22,592     17,787
    Service and support            22,130     23,280     85,265     97,002
    Amortization of purchased
     technology                     3,047      3,363     12,012     12,403
                                ---------  ---------  ---------  ---------
        Total cost of revenues     30,403     31,226    119,869    127,192
                                ---------  ---------  ---------  ---------
        Gross margin              206,732    211,412    682,858    661,909
                                ---------  ---------  ---------  ---------
Operating expenses:
    Research and development (2)   68,111     66,572    255,538    260,351
    Marketing and selling (3)      82,585     91,338    303,709    317,473
    General and administration (4) 24,170     23,545     91,638     95,038
    Other general expense
     (income), net                     48        245        622        (24)
    Amortization of intangible
     assets (5)                     2,630      3,014     11,184     11,113
    Special charges (6)             5,444      1,789     21,334     16,888
    Impairment of long-lived
     assets (7)                         -      4,553          -      4,553
    In-process research and
     development (8)                    -          -          -     22,075
                                ---------  ---------  ---------  ---------
        Total operating
         expenses                 182,988    191,056    684,025    727,467
                                ---------  ---------  ---------  ---------
Operating income (loss)            23,744     20,356     (1,167)   (65,558)
    Other income (expense),
     net (9)                          334       (319)      (928)     4,510
    Interest expense (10)(a)       (4,287)    (5,306)   (17,546)   (19,354)
                                ---------  ---------  ---------  ---------
    Income (loss) before income
     tax                           19,791     14,731    (19,641)   (80,402)
    Income tax expense
     (benefit) (11)               (19,576)   (16,174)     2,248     10,850
                                ---------  ---------  ---------  ---------
        Net income (loss)       $  39,367  $  30,905  $ (21,889) $ (91,252)
                                =========  =========  =========  =========
    Net income (loss) per
     share:
        Basic                   $    0.40  $    0.33  $   (0.23) $   (0.99)
                                =========  =========  =========  =========
        Diluted(b)              $    0.39  $    0.33  $   (0.23) $   (0.99)
                                =========  =========  =========  =========
    Weighted average number of
     shares outstanding:
        Basic                      98,970     92,859     96,474     91,829
                                =========  =========  =========  =========
        Diluted(b)                101,750     94,452     96,474     91,829
                                =========  =========  =========  =========
    Refer to following page for a description of footnotes.

    (a) Interest expense for the three and twelve months ended January 31,
        2009 presentation has been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

    (b) Diluted net income per share includes $125 and $278 of convertible debt interest, net of tax added back to GAAP net income for the three months ended January 31, 2010 and 2009, respectively. Diluted weighted average number of shares outstanding includes the 1,379 and 1,543 corresponding dilutive shares for the three months ended
        January 31, 2010 and 2009, respectively.

                        MENTOR GRAPHICS CORPORATION
       FOOTNOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release.  Items are further described under "Discussion of
Non-GAAP Financial Measures."

                                 Three Months Ended   Twelve Months Ended
                                    January 31,           January 31,
                                --------------------  --------------------
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ----------
(1) Cost of revenues:
      Equity plan-related
       compensation             $     300  $     442  $   1,618  $    1,544
      Prepaid royalty costs             -          -          -         103
      Amortization of purchased
       technology                   3,047      3,363     12,012      12,403
                                ---------  ---------  ---------  ----------
                                $   3,347  $   3,805  $  13,630  $   14,050
                                =========  =========  =========  ==========

(2) Research and development:
      Equity plan-related
       compensation             $   2,052  $   3,175  $  10,931  $   12,005
                                =========  =========  =========  ==========

(3) Marketing and selling:
      Equity plan-related
       compensation             $   1,622  $   2,256  $   8,406  $    8,627
                                =========  =========  =========  ==========

(4) General and administration:
      Equity plan-related
       compensation             $   1,209  $   1,217  $   5,204  $    6,047
                                =========  =========  =========  ==========

(5) Amortization of intangible
     assets:
      Amortization of other
       identified intangible
       assets                   $   2,630  $   3,014  $  11,184  $   11,113
                                =========  =========  =========  ==========

(6) Special charges:
      Rebalance, restructuring,
       and other costs          $   5,444  $   1,789  $  21,334  $   16,888
                                =========  =========  =========  ==========

(7) Impairment of long-lived
     assets:
      Impairment of long-lived
       assets                   $       -  $   4,553  $       -  $    4,553
                                =========  =========  =========  ==========

(8) In-process research and
     development:
      In-process research and
       development              $       -  $       -  $       -  $   22,075
                                =========  =========  =========  ==========

(9) Other income (expense), net:
      Equity in losses of
       unconsolidated entities
       and impairment of
       investments              $     257  $   3,832  $   1,108  $    4,920
                                =========  =========  =========  ==========

(10) Interest expense(a):
       Amortization of debt
        discount                $     713  $     655  $   2,764  $    2,540
       Debt retirement costs            -          -       (354)          -
                                ---------  ---------  ---------  ----------
                                $     713  $     655  $   2,410  $    2,540
                                =========  =========  =========  ==========

(11) Income tax expense
     (benefit):
      Income tax effects        $ (25,877) $ (22,809) $  (7,028) $    7,039
                                =========  =========  =========  ==========

   (a) Interest expense for the three and twelve months ended January 31,
       2009 presentation has been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

                        MENTOR GRAPHICS CORPORATION
             UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
              (In thousands, except earnings per share data)

                                 Three Months Ended   Twelve Months Ended
                                    January 31,           January 31,
                                --------------------  --------------------
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
GAAP net income (loss)a         $  39,367  $  30,905  $ (21,889) $ (91,252)
Non-GAAP adjustments:
 Equity plan-related
  compensation: (1)
   Cost of revenues                   300        442      1,618      1,544
   Research and development         2,052      3,175     10,931     12,005
   Marketing and selling            1,622      2,256      8,406      8,627
   General and administration       1,209      1,217      5,204      6,047
 System and software cost of
  revenues (2)                          -          -          -        103
 Acquisition - related items:
   Amortization of purchased
    assets
     Cost of revenues (3)           3,047      3,363     12,012     12,403
     Amortization of intangible
      assets (4)                    2,630      3,014     11,184     11,113
 Impairment of long-lived
  assets (5)                            -      4,553          -      4,553
 In-process research and
  development (6)                       -          -          -     22,075
 Special charges (7)                5,444      1,789     21,334     16,888
 Other income, net (8)                257      3,832      1,108      4,920
 Interest expense (a)(9)              713        655      2,410      2,540
 Income tax effects (10)          (25,877)   (22,809)    (7,028)     7,039
                                ---------  ---------  ---------  ---------
 Total of non-GAAP adjustments     (8,603)     1,487     67,179    109,857
                                ---------  ---------  ---------  ---------
Non-GAAP net income(a)          $  30,764  $  32,392  $  45,290  $  18,605
                                =========  =========  =========  =========

GAAP weighted average shares
 (diluted)                        101,750     94,452     96,474     91,829
 Non-GAAP adjustment                    -          -      1,901        714
                                ---------  ---------  ---------  ---------
Non-GAAP weighted average
 shares (diluted)(b)              101,750     94,452     98,375     92,543
                                =========  =========  =========  =========

GAAP net income (loss) per
 share (diluted)(a,b)           $    0.39  $    0.33  $   (0.23) $   (0.99)
  Non-GAAP adjustments detailed
   above                            (0.09)      0.02       0.70       1.19
                                ---------  ---------  ---------  ---------
Non-GAAP net income per share
 (diluted)(a,c)                 $    0.30  $    0.35  $    0.47  $    0.20
                                =========  =========  =========  =========

(a) The three and twelve months ended January 31, 2009 presentations have been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

(b) Diluted net income per share includes $125 and $278 of convertible debt interest, net of tax added back to GAAP net income for the three months ended January 31, 2010 and 2009, respectively.  Diluted weighted average number of shares outstanding includes the 1,379 and 1,543 corresponding dilutive shares for the three months ended January 31,
    2010 and 2009, respectively.

(c) Diluted non-GAAP net income per share for the twelve months ended
    January 31, 2010 includes $633 of convertible debt interest, net of tax added back to non-GAAP net income and 1,415 of corresponding diluted weighted average number of shares outstanding. Diluted non-GAAP net income per share for the twelve months ended January 31, 2009 did not meet the threshold for dilution.

(1) Equity plan-related compensation expense.
(2) Amount represents the write-off of prepaid royalty amounts associated with the closure of our Intellectual Property division.
(3) Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(4) Other identified intangible assets are amortized to other operating expense over two to five years.  Other identified intangible assets include trade names, employment agreements, customer relationships, and deferred compensation which are the result of acquisition transactions.
(5) Amount represents write-off of fixed assets and purchased technology associated with our emulation division.
(6) Twelve months ended January 31, 2009:  Write-off of $8,090 for in-process research and development related to the Ponte and Flomerics acquisitions and $13,985 related to the acquisition of technology which has not yet reached technological feasibility and provided no alternative future uses. The technology is expected to be the basis for a new offering in the Calibre product family once development is completed.
(7) Three months ended January 31, 2010: Special charges consist of (i)
    $1,717 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $1,547 related to the abandonment of excess leased facility space, (iii)
    $1,175 in advisory fees, (iv) $405 related to an asset abandonment,
    (v) $302 in lease restoration costs, and (vi) $298 in acquisition costs. Three months ended January 31, 2009: Special charges consist of
    (i) $1,190 in advisory fees and (ii) $599 of costs incurred for employee rebalances which includes severance benefits, notice pay and outplacement services. Twelve months ended January 31, 2010: Special charges consist of (i) $10,713 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $4,700 in advisory fees, (iii) $2,530 relate to the abandonment of excess leased facility space, (iv) $2,067 in acquisition costs, (v) $566 related to a casualty loss, (vi) $405 related to an asset abandonment, (vii) $302 in lease restoration costs, and (viii) $51 in other costs. Twelve months ended January 31, 2009:
    Special charges consist of (i) $9,793 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $4,535 in advisory fees, (iii) $2,547 related to the abandonment of excess leased facility space, and (iv)
    $13 in fixed asset write-offs related to the closure of our
    Intellectual Property Division.
(8) Three months ended January 31, 2010:  Loss of $257 on investment accounted for under the equity method of accounting. Three months ended
    January 31, 2009:  Other income, net consists of: (i) loss of $344 on investment accounted for under the equity method of accounting and (ii)
    an impairment of $3,488 for investments accounted for under the cost method. Twelve months ended January 31, 2010:  Other income, net consists of: (i) loss of $995 on investment accounted for under the equity method of accounting and (ii) an impairment of $113 for an investment accounted for under the cost method. Twelve months ended
    January 31, 2009:  Other income, net consists of: (i) loss of $1,432 on investment accounted for under the equity method of accounting and (ii)
    an impairment of $3,488 for investments accounted for under the cost method.
(9) Three months ended January 31, 2010: $713 in amortization of original issuance debt discount.
    Three months ended January 31, 2009:  $655 in amortization of original issuance debt discount.
    Twelve months ended January 31, 2010:  $2,764 in amortization of original issuance debt discount and $(354) in discounts and unamortized debt costs related to a partial redemption of the $110.0M convertible debt.
    Twelve months ended January 31, 2009:  $2,540 in amortization of original issuance debt discount.
(10)Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.

                        MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL
                                 MEASURES
                    (In thousands, except percentages)

                              Three Months Ended      Twelve Months Ended
                                  January 31,             January 31,
                            ----------------------  ----------------------
                               2010        2009        2010        2009
                            ----------  ----------  ----------  ----------
GAAP gross margin           $  206,732  $  211,412  $  682,858  $  661,909
Reconciling items to
 non-GAAP gross margin
  Equity plan-related
   compensation                    300         442       1,618       1,544
  Prepaid royalty costs              -           -           -         103
  Amortization of purchased
   technology                    3,047       3,363      12,012      12,403
                            ----------  ----------  ----------  ----------
Non-GAAP gross margin       $  210,079  $  215,217  $  696,488  $  675,959
                            ==========  ==========  ==========  ==========

                              Three Months Ended      Twelve Months Ended
                                  January 31,             January 31,
                            ----------------------  ----------------------
                               2010        2009        2010        2009
                            ----------  ----------  ----------  ----------
GAAP gross margin as a
 percent of total revenues          87%         87%         85%         84%
  Non-GAAP adjustments
   detailed above                    2%          2%          2%          2%
                            ----------  ----------  ----------  ----------
Non-GAAP gross margin as a
 percent of total revenues          89%         89%         87%         86%
                            ==========  ==========  ==========  ==========

                              Three Months Ended      Twelve Months Ended
                                  January 31,             January 31,
                            ----------------------  ----------------------
                               2010        2009        2010        2009
                            ----------  ----------  ----------  ----------
GAAP operating expenses     $  182,988  $  191,056  $  684,025  $  727,467
Reconciling items to
 non-GAAP operating
 expenses
  Equity plan-related
   compensation                 (4,883)     (6,648)    (24,541)    (26,679)
  Amortization of other
   identified intangible
   assets                       (2,630)     (3,014)    (11,184)    (11,113)
  Special charges               (5,444)     (1,789)    (21,334)    (16,888)
  Impairment of long-lived
   assets                            -      (4,553)          -      (4,553)
  In-process research and
   development                       -           -           -     (22,075)
                            ----------  ----------  ----------  ----------
Non-GAAP operating expenses $  170,031  $  175,052  $  626,966  $  646,159
                            ==========  ==========  ==========  ==========

                              Three Months Ended      Twelve Months Ended
                                  January 31,             January 31,
                            ----------------------  ----------------------
                               2010        2009        2010        2009
                            ----------  ----------  ----------  ----------
GAAP operating income
 (loss)                     $   23,744  $   20,356  $   (1,167) $  (65,558)
Reconciling items to
 non-GAAP operating income
  Equity plan-related
   compensation                  5,183       7,090      26,159      28,223
  Prepaid royalty costs              -           -           -         103
  Amortization of purchased
   intangible assets:
     Cost of revenues            3,047       3,363      12,012      12,403
     Amortization of
      intangible assets          2,630       3,014      11,184      11,113
  Special Charges                5,444       1,789      21,334      16,888
  Impairment of long-lived
   assets                            -       4,553           -       4,553
  In-process research and
   development                       -           -           -      22,075
                            ----------  ----------  ----------  ----------
Non-GAAP operating income   $   40,048  $   40,165  $   69,522  $   29,800
                            ==========  ==========  ==========  ==========

                              Three Months Ended      Twelve Months Ended
                                  January 31,             January 31,
                            ----------------------  ----------------------
                               2010        2009        2010        2009
                            ----------  ----------  ----------  ----------
GAAP operating income
 (loss) as a percent of
 total revenues                     10%          8%          0%         -8%
  Non-GAAP adjustments
   detailed above                    7%          9%          9%         12%
                            ----------  ----------  ----------  ----------
Non-GAAP operating income
 (loss) as a percent of
 total revenues                     17%         17%          9%          4%
                            ==========  ==========  ==========  ==========

                              Three Months Ended      Twelve Months Ended
                                  January 31,             January 31,
                            ----------------------  ----------------------
                               2010        2009        2010        2009
                            ----------  ----------  ----------  ----------
GAAP other income, net and
 interest expense(a)        $   (3,953) $   (5,625) $  (18,474) $  (14,844)
Reconciling items to
 non-GAAP other income, net
 and interest expense
  Equity in losses of
   unconsolidated entities         257         344       1,108       1,432
  Impairment of cost method
   investments                       -       3,488           -       3,488
  Amortization of debt
   discount and retirement
   costs                           713         655       2,410       2,540
                            ----------  ----------  ----------  ----------
Non-GAAP other income, net
 and interest expense(a)    $   (2,983) $   (1,138) $  (14,956) $   (7,384)
                            ==========  ==========  ==========  ==========

(a) The three and twelve months ended January 31, 2009 presentations have been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

                        MENTOR GRAPHICS CORPORATION
                  UNAUDITED CONSOLIDATED BALANCE SHEETS
                              (In thousands)

                                                  January 31,  January 31,
                                                      2010        2009(a)
                                                  -----------  -----------
Assets
Current assets:
   Cash, cash equivalents, and short-term
    investments                                   $    99,343  $    95,639
   Trade accounts receivable, net                     110,839      133,719
   Term receivables, short-term                       178,911      139,133
   Prepaid expenses and other                          29,629       39,146
   Deferred income taxes                               11,891       10,163
                                                  -----------  -----------

    Total current assets                              430,613      417,800
Property, plant, and equipment, net                   121,795      100,991
Term receivables, long-term                           164,898      146,682
Goodwill and intangible assets, net                   484,342      480,956
Other assets                                           21,393       39,641
                                                  -----------  -----------

    Total assets                                  $ 1,223,041  $ 1,186,070
                                                  ===========  ===========

Liabilities and Stockholders' Equity
Current liabilities:
   Short-term borrowings                          $    37,874  $    36,998
   Current portion of notes payable                    32,272            -
   Accounts payable                                     9,985       10,197
   Income taxes payable                                 3,971        5,340
   Accrued payroll and related liabilities             77,008       62,453
   Accrued liabilities                                 44,122       46,034
   Deferred revenue                                   153,965      155,098
                                                  -----------  -----------

    Total current liabilities                         359,197      316,120
Long-term notes payable                               156,075      188,170
Deferred revenue, long-term                             9,534       16,890
Other long-term liabilities                            58,218       78,445
                                                  -----------  -----------
    Total liabilities                                 583,024      599,625
                                                  -----------  -----------

Stockholders' equity:
   Common stock                                       662,595      602,064
   Accumulated deficit                                (48,742)     (26,853)
   Accumulated other comprehensive income              26,164       11,234
                                                  -----------  -----------
    Total stockholders' equity                        640,017      586,445
                                                  -----------  -----------

    Total liabilities and stockholders' equity    $ 1,223,041  $ 1,186,070
                                                  ===========  ===========

(a) The consolidated balance sheet as of January 31, 2009 has been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

                        MENTOR GRAPHICS CORPORATION
     UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL
                                INFORMATION
              (In thousands, except days sales outstanding)

                                 Three Months Ended   Twelve Months Ended
                                    January 31,           January 31,
                                --------------------  --------------------
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
Operating activities
Net income (loss)(a)            $  39,367  $  30,905  $ (21,889) $ (91,252)
Depreciation and amortization
 (a)(1)                            14,432     15,727     59,684     60,054
Other adjustments to reconcile:
  Operating cash                   21,755      5,029     37,388     48,458
  Changes in working capital      (70,619)   (34,058)   (37,294)     5,412
                                ---------  ---------  ---------  ---------

Net cash provided by operating
 activities                         4,935     17,603     37,889     22,672

Investing activities
Net cash used in investing
 activities                       (30,037)    (8,064)   (49,938)   (90,078)

Financing activities
Net cash provided by financing
 activities                        39,718      4,384     16,942     44,510

Effect of exchange rate changes
 on cash and cash equivalents          73      2,126        805     (1,388)
                                ---------  ---------  ---------  ---------

Net change in cash and cash
 equivalents                       14,689     16,049      5,698    (24,284)
Cash and cash equivalents at
 beginning of period               84,651     77,593     93,642    117,926
                                ---------  ---------  ---------  ---------

Cash and cash equivalents at
 end of period                  $  99,340  $  93,642  $  99,340  $  93,642
                                =========  =========  =========  =========

(a) The three and twelve months ended January 31, 2009  presentations have been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $26 for the twelve months ended January 31,
    2010.

Other data:
  Capital expenditures          $  28,446  $   6,552  $  46,397  $  40,402
                                =========  =========  =========  =========
  Days sales outstanding              110        101
                                =========  =========

                         MENTOR GRAPHICS CORPORATION
          UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
                           (Rounded to nearest 5%)

                                      Fiscal year ended January 31, 2010
                                    ======================================
Product Group Bookings (a)            Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  Integrated Systems Design           20%     20%     20%     20%     20%
  IC Design to Silicon                40%     40%     35%     40%     40%
  Scalable Verification               20%     25%     15%     20%     20%
  New & Emerging Products             10%      5%     20%     15%     10%
  Services & Other (b)                10%     10%     10%      5%     10%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2010
                                    ======================================
Product Group Revenue (b)             Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  Integrated Systems Design           20%     20%     30%     25%     25%
  IC Design to Silicon                45%     35%     30%     35%     35%
  Scalable Verification               20%     25%     20%     20%     25%
  New & Emerging Products             10%     10%     10%     15%     10%
  Services & Other (b)                 5%     10%     10%      5%      5%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2010
                                    ======================================
Bookings by Geography                 Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  North America                       40%     55%     45%     40%     45%
  Europe                              25%     25%     15%     25%     20%
  Japan                               25%      5%     20%     15%     15%
  Pac Rim                             10%     15%     20%     20%     20%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2010
                                    ======================================
Revenue by Geography                  Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  North America                       40%     50%     40%     40%     45%
  Europe                              20%     30%     25%     30%     25%
  Japan                               20%      5%     15%     15%     15%
  Pac Rim                             20%     15%     20%     15%     15%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2010
                                    ======================================
Bookings by Business Model (c)        Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
Perpetual                             15%     25%     20%     10%     15%
Ratable                               15%     15%     15%     15%     15%
Up Front                              70%     60%     65%     75%     70%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2010
                                    ======================================
Revenue by Business Model (c)         Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
Perpetual                             15%     25%     15%     10%     15%
Ratable                               10%     15%     15%     10%     15%
Up Front                              75%     60%     70%     80%     70%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2009
                                    ======================================
Product Group Bookings (a)            Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  Integrated Systems Design           15%     20%     25%     15%     20%
  IC Design to Silicon                40%     30%     30%     40%     35%
  Scalable Verification               20%     20%     20%     30%     20%
  New & Emerging Products             10%     20%     15%     10%     15%
  Services & Other (b)                15%     10%     10%      5%     10%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2009
                                    ======================================
Product Group Revenue (b)             Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  Integrated Systems Design           20%     20%     25%     20%     20%
  IC Design to Silicon                40%     30%     30%     35%     35%
  Scalable Verification               20%     25%     25%     30%     25%
  New & Emerging Products             10%     15%     10%     10%     10%
  Services & Other (b)                10%     10%     10%      5%     10%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2009
                                    ======================================
Bookings by Geography                 Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  North America                       40%     30%     40%     35%     35%
  Europe                              35%     35%     35%     35%     35%
  Japan                               15%     20%     10%      5%     15%
  Pac Rim                             10%     15%     15%     25%     15%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2009
                                    ======================================
Revenue by Geography                  Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  North America                       40%     35%     40%     40%     40%
  Europe                              30%     30%     35%     35%     30%
  Japan                               20%     20%     10%     10%     15%
  Pac Rim                             10%     15%     15%     15%     15%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2009
                                    ======================================
Bookings by Business Model (c)        Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
Perpetual                             20%     20%     20%     10%     15%
Ratable                               25%     20%     15%     10%     15%
Up Front                              55%     60%     65%     80%     70%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2009
                                    ======================================
Revenue by Business Model (c)         Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
Perpetual                             20%     20%     20%     10%     15%
Ratable                               20%     20%     20%     10%     15%
Up Front                              60%     60%     60%     80%     70%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2008
                                    ======================================
Product Group Bookings (a)            Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  Integrated Systems Design           15%     20%     20%     15%     20%
  IC Design to Silicon                40%     35%     30%     40%     35%
  Scalable Verification               20%     25%     20%     20%     25%
  New & Emerging Products             15%     15%     20%     20%     15%
  Services & Other (b)                10%      5%     10%      5%      5%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2008
                                    ======================================
Product Group Revenue (b)             Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  Integrated Systems Design           20%     20%     25%     20%     20%
  IC Design to Silicon                40%     40%     25%     30%     35%
  Scalable Verification               20%     20%     25%     30%     25%
  New & Emerging Products             10%     15%     15%     15%     15%
  Services & Other (b)                10%      5%     10%      5%      5%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2008
                                    ======================================
Bookings by Geography                 Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  North America                       50%     40%     45%     30%     40%
  Europe                              25%     30%     15%     30%     25%
  Japan                               10%     10%     20%     20%     15%
  Pac Rim                             15%     20%     20%     20%     20%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2008
                                    ======================================
Revenue by Geography                  Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
  North America                       50%     55%     40%     40%     45%
  Europe                              25%     20%     25%     30%     25%
  Japan                               15%     10%     20%     15%     15%
  Pac Rim                             10%     15%     15%     15%     15%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2008
                                    ======================================
Bookings by Business Model (c)        Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
Perpetual                             30%     25%     30%     10%     20%
Ratable                               20%     20%     10%     10%     15%
Up Front                              50%     55%     60%     80%     65%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

                                      Fiscal year ended January 31, 2008
                                    ======================================
Revenue by Business Model (c)         Q1      Q2      Q3      Q4     YEAR
                                    ======  ======  ======  ======  ======
Perpetual                             25%     20%     20%     15%     20%
Ratable                               15%     15%     20%     10%     15%
Up Front                              60%     65%     60%     75%     65%
                                    ------  ------  ------  ------  ------
Total                                100%    100%    100%    100%    100%
                                    ======  ======  ======  ======  ======

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only.

                        MENTOR GRAPHICS CORPORATION
                  UNAUDITED IMPACT OF ACCOUNTING CHANGE
                              (In thousands)

Impact of Retrospective Adoption of FASB's Convertible Debt Accounting
Guidance on the Unaudited Consolidated Statement of Operations:

                                    Three months ended January 31, 2009
                                  ----------------------------------------
                                    Prior to      Effect of
                                    Adoption       Change     As Adjusted
                                  ------------  ------------  ------------

Operating income                  $     20,356             -  $     20,356
     Other expense, net                   (319)            -          (319)
     Interest expense                   (4,674)         (632)       (5,306)
                                  ------------  ------------  ------------
      Income before income tax          15,363          (632)       14,731
     Income tax benefit                (16,174)            -       (16,174)
                                  ------------  ------------  ------------
      Net income                  $     31,537  $       (632) $     30,905
                                  ============  ============  ============

     Basic net income per share   $       0.34  $      (0.01) $       0.33
                                  ============  ============  ============
     Diluted net income per share $       0.34  $      (0.01) $       0.33
                                  ============  ============  ============

                                      Twelve months ended January 31, 2009
                                  ----------------------------------------
                                    Prior to     Effect of
                                    Adoption      Change      As Adjusted
                                  ------------  ------------  ------------

Operating loss                    $    (65,558)            -  $    (65,558)
     Other income, net                   4,510             -         4,510
     Interest expense                  (16,904)       (2,450)      (19,354)
                                  ------------  ------------  ------------
      Loss before income tax           (77,952)       (2,450)      (80,402)
     Income tax expense                 10,850             -        10,850
                                  ------------  ------------  ------------
      Net loss                    $    (88,802) $     (2,450) $    (91,252)
                                  ============  ============  ============

     Basic and diluted net loss
      per share                   $      (0.97) $      (0.02) $      (0.99)
                                  ============  ============  ============

Impact of Retrospective Adoption of FASB's Convertible Debt Accounting
Guidance on the Unaudited Consolidated Balance Sheet:

                                    Prior to     Effect of
As of January 31, 2009              Adoption      Change      As Adjusted
                                  ------------  ------------  ------------
Assets
Current assets:
     Cash, cash equivalents and
      short-term investments      $     95,639  $          -  $     95,639
     Trade accounts receivable,
      net                              133,719             -       133,719
     Term receivables, short-term      139,133             -       139,133
     Prepaid expenses and other         39,236           (90)       39,146
     Deferred income taxes              10,163             -        10,163
                                  ------------  ------------  ------------
      Total current assets             417,890           (90)      417,800

     Property, plant, and
      equipment                        100,991             -       100,991
     Term receivables, long-term       146,682             -       146,682
     Goodwill and intangible
      assets, net                      480,956             -       480,956
     Other assets                       39,918          (277)       39,641
                                  ------------  ------------  ------------
      Total assets                $  1,186,437  $       (367) $  1,186,070
                                  ============  ============  ============

Liabilities and Stockholders'
 Equity

     Total current liabilities    $    316,120  $          -  $    316,120

     Long-term notes payable           201,102       (12,932)      188,170
     Deferred revenue, long-term        16,890             -        16,890
     Other long-term liabilities        78,445             -        78,445
                                  ------------  ------------  ------------
      Total liabilities                612,557       (12,932)      599,625
                                  ------------  ------------  ------------

Stockholders' equity:
     Common stock                      580,298        21,766       602,064
     Accumulated deficit               (17,652)       (9,201)      (26,853)
     Accumulated other
      comprehensive income              11,234             -        11,234
                                  ------------  ------------  ------------
      Total stockholders' equity       573,880        12,565       586,445
                                  ------------  ------------  ------------
      Total liabilities and
       stockholders' equity       $  1,186,437  $       (367) $  1,186,070
                                  ============  ============  ============

                        MENTOR GRAPHICS CORPORATION
                  UNAUDITED IMPACT OF ACCOUNTING CHANGE
                              (In thousands)

Impact of Retrospective Adoption of FASB's Convertible Debt Accounting
Guidance on the Unaudited Consolidated Statement of Cash Flows:

                                    Three months ended January 31, 2009
                                  ----------------------------------------
                                    Prior to      Effect of
                                    Adoption       Change     As Adjusted
                                  ------------  ------------  ------------
Operating Cash Flows:
     Net income                   $     31,537  $       (632) $     30,905
     Depreciation and
      amortization                      15,095           632        15,727
     Other adjustments to
      reconcile:
      Operating cash                     5,029             -         5,029
      Changes in working capital       (34,058)            -       (34,058)
                                  ------------  ------------  ------------
     Net cash provided by
      operating activities              17,603             -        17,603

Investing Cash Flows:
     Net cash used in investing
      activities                        (8,064)            -        (8,064)

Financing Cash Flows:
     Net cash provided by
      financing activities               4,384             -         4,384
     Effect of exchange rate
      changes on cash and cash
      equivalents                        2,126             -         2,126
                                  ------------  ------------  ------------
     Net change in cash and cash
      equivalents                       16,049             -        16,049
     Cash and cash equivalents at
      the beginning of the period       77,593             -        77,593
                                  ------------  ------------  ------------
     Cash and cash equivalents at
      the end of the period       $     93,642  $          -  $     93,642
                                  ============  ============  ============

                                      Twelve months ended January 31, 2009
                                  ----------------------------------------
                                    Prior to      Effect of
                                    Adoption       Change     As Adjusted
                                  ------------  ------------  ------------
Operating Cash Flows:
     Net loss                     $    (88,802) $     (2,450) $    (91,252)
     Depreciation and
      amortization                      57,604         2,450        60,054
     Other adjustments to
      reconcile:
      Operating cash                    48,458             -        48,458
      Changes in working capital         5,412             -         5,412
                                  ------------  ------------  ------------
     Net cash provided by
      operating activities              22,672             -        22,672

Investing Cash Flows:
     Net cash used in investing
      activities                       (90,078)            -       (90,078)

Financing Cash Flows:
     Net cash provided by
      financing activities              44,510             -        44,510
     Effect of exchange rate
      changes on cash and cash
      equivalents                       (1,388)            -        (1,388)
                                  ------------  ------------  ------------
     Net change in cash and cash
      equivalents                      (24,284)            -       (24,284)
     Cash and cash equivalents at
      the beginning of the period      117,926             -       117,926
                                  ------------  ------------  ------------
     Cash and cash equivalents at
      the end of the period       $     93,642  $          -  $     93,642
                                  ============  ============  ============

                        MENTOR GRAPHICS CORPORATION
               UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
                        EARNINGS PER SHARE GUIDANCE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP loss per share for the periods shown below:

                                                                Q1 FY11
                                                            --------------
GAAP net loss per share                                     $        (0.05)
Non-GAAP Adjustments:
 Amortization of purchased intangible assets (1)                      0.03
 Amortization of other identified intangible assets (2)               0.02
 Equity plan-related compensation (3)                                 0.04
 Special charges (4)                                                  0.00
 Other income and interest expense (5)                                0.01
 Income tax effects (6)                                              (0.10)
                                                            --------------
Non-GAAP net loss per share                                 $        (0.05)
                                                            ==============

(1) Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.  The guidance for Q1 FY11 assumes no additional acquisitions.
(2) Excludes amortization of other identified intangible assets including trade names, employment agreements, and customer relationships, and deferred compensation resulting from acquisition transactions.  Other identified intangible assets are amortized over two to five years.  The guidance for Q1 FY11 assumes no additional acquisitions.
(3) Excludes equity plan-related compensation expense.
(4) Excludes special charges consisting primarily of costs incurred for facility closures, employee rebalances, (which includes severance benefits, notice pay and outplacement services), advisory fees, and acquisition costs. The guidance for Q1 FY11 assumes no additional special charges.
(5) Reflects amortization of original issuance debt discount and equity in losses of an equity method investment.
(6) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

For more information, please contact:
Ry Schwark
Media Contact
503.685.1660
ry_schwark@mentor.com

Joe Reinhart
Investor Contact
503.685.1462
joe_reinhart@mentor.com